As filed with the Securities and Exchange Commission on June 25, 2004
Registration No. 333-114735

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

To
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Nanosys, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	13-4182327 (I.R.S. Employer Identification Number)

2625 Hanover Street

Palo Alto, CA 94304
(650) 331-2100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Calvin Y. H. Chow

Chief Executive Officer
Nanosys, Inc.
2625 Hanover Street
Palo Alto, CA 94304
(650) 331-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael J. O’Donnell, Esq. Mark L. Reinstra, Esq. Julia Reigel, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Patrick A. Pohlen, Esq. Mark V. Roeder, Esq. Edward F. Vermeer, Esq. Latham & Watkins LLP 135 Commonwealth Drive Menlo Park, CA 94025 (650) 463-2600

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

          Nanosys, Inc. has prepared this Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-114735) for the purpose of filing exhibits to the Registration Statement. Amendment No. 4 does not modify any provision of the Prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such provisions of the Prospectus have not been included herein.

Item 16.	Exhibits and Financial Statement Schedules

          a.     Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit
Number

1	.1*	Form of Underwriting Agreement
3	.1†	Third Amended and Restated Certificate of Incorporation of Registrant, as amended
3	.1.1†	Amended and Restated Certificate of Incorporation to be in effect upon closing of this offering
3	.2†	Bylaws of Registrant
3	.2.1†	Amended and Restated Bylaws of Registrant to be in effect upon closing of this offering
4	.1†	Form of Specimen Stock Certificate
4	.2†	Second Amended and Restated Investors’ Rights Agreement by and between Registrant and the persons and entities listed on Exhibit A thereto, dated as of April 10, 2003
4	.2.1†	Waiver of Right of First Offer and Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement by and between Registrant, the Joining Parties, as defined therein, and the Majority Holders, as defined therein, dated as of September 4, 2003
4	.2.2†	Joinder Agreement by and between Registrant, Silicon Valley Bank and the Majority Holders, as defined therein, dated as of May 17, 2002
5	.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10	.1†	2001 Stock Plan, as amended
10	.2†	2004 Stock Plan
10	.3†	Form of Scientific Advisor Agreement entered into between the Registrant and its scientific advisory board members
10	.4†	Form of Indemnification Agreement entered into between the Registrant, its directors and officers
10	.5(1)	Form of License Agreement by and between Registrant and President and Fellows of Harvard College, effective as of October 4, 2001
10	.5.1(1)	Co-Exclusive License Agreement between the Registrant and President and Fellows of Harvard College, effective as of October 4, 2001
10	.5.2(1)	License Agreement by and between Registrant and President and Fellows of Harvard College, effective as of February 1, 2002
10	.5.3(1)	Exclusive License Agreement by and between Registrant and President and Fellows of Harvard College, effective as of October 2, 2002
10	.5.4(1)	Exclusive License Agreement by and between Registrant and President and Fellows of Harvard College, effective as of April 25, 2003
10	.6†	Lease Agreement by and between Registrant and ARE-2625/2627/2631 Hanover, LLC, dated as of January 30, 2002
10	.6.1†	First Amendment to Lease Agreement by and between Registrant and ARE-2625/2627/2631 Hanover, LLC, dated September 27, 2002
10	.7†	Loan and Security Agreement by and between Registrant and Silicon Valley Bank, dated as of May 17, 2002

Exhibit
Number

10	.8(1)	License Agreement for Nanocrystal Technology by and between Registrant and the Regents of the University of California through the Ernest Orlando Lawrence Berkeley National Laboratory, effective as of November 9, 2002
10	.8.1(1)	Amendment A to the License Agreement by and between Registrant and the Regents of the University of California through the Ernest Orlando Lawrence Berkeley National Laboratory, effective as of March 20, 2003
10	.9(1)	Development Agreement by and between Registrant and Matsushita Electric Works, Ltd., effective as of November 18, 2002
10	.9.1(1)	First Amendment to the Development Agreement by and between Registrant and Matsushita Electric Works, Ltd., effective as of February 18, 2004
10	.10(1)	Exclusive Patent License Agreement by and between Registrant and Massachusetts Institute of Technology, effective as of September 5, 2002
10	.10.1(1)	Amendment One to the Exclusive Patent License Agreement by and between Registrant and Massachusetts Institute of Technology, effective as of December 13, 2002
10	.10.2(1)	Amendment Two to the Exclusive Patent License Agreement by and between Registrant and Massachusetts Institute of Technology, effective as of March 12, 2003
10	.11(1)	Patent License Agreement by and between Registrant and the Trustees of Columbia University in the City of New York, effective as of May 20, 2003
10	.12(1)	Master Marketing and Business Development Agreement by and between Registrant and Science Applications International Corporation, effective as of July 9, 2003
10	.13(1)	Development Agreement by and between Registrant and In-Q-Tel, Inc., effective as of September 4, 2003
10	.14(1)	Cooperative Development Agreement by and between Registrant and Intel Corporation, effective as of December 15, 2003
10	.15(1)	Cooperative Development Agreement by and between Registrant and E.I. du Pont de Nemours and Company, effective as of January 22, 2004
10	.15.1(1)	Amendment A to Cooperative Development Agreement by and between Registrant and E.I. du Pont de Nemours and Company dated April 21, 2004
10	.15.2†	Amendment B to Cooperative Development Agreement by and between Registrant and E.I. du Pont de Nemours and Company dated May 17, 2004
10	.16.(1)†	Exclusive License Agreement by and between Registrant and The Regents of the University of California, effective as of May 31, 2002
10	.17†	Nanosys/CW Group/Lawrence A. Bock Status Agreement by and among Registrant, CW Group, Inc., CW Ventures III, L.P., CW Ventures III-A Co-Investment Fund, L.P., J.P. Morgan/CW Ventures III (Nanosys), L.P., and CW Partners IV, L.L.C., Barry Weinberg, Walter Channing and Charles Hartman, effective as of February 10, 2004
23	.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24	.1†	Power of Attorney

*	To be filed by amendment.

†	Previously Filed.

(1)	Pursuant to a request for confidential treatment, portions of the Exhibit have been redacted from the publicly filed document and have been furnished separately to the SEC as required by Rule 406 under the Securities Act.

          (b) Financial Statement Schedules

          Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment number 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on June 25, 2004.

By:	/s/ CALVIN Y. H. CHOW

Calvin Y. H. Chow
Chief Executive Officer

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ CALVIN Y. H. CHOW (Calvin Y. H. Chow)	Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ KAREN L. VERGURA (Karen L. Vergura)	Vice President, Finance (Principal Accounting and Financial Officer)	June 25, 2004

* (Lawrence A. Bock)	Executive Chairman of the Board of Directors	June 25, 2004

* (Clinton W. Bybee)	Director	June 25, 2004

* (Regis P. McKenna)	Director	June 25, 2004

* (Bryan E. Roberts)	Director	June 25, 2004

* (Sasson Somekh)	Director	June 25, 2004

* (John A. Young)	Director	June 25, 2004

* (Gregory J. Yurek)	Director	June 25, 2004

*By:/s/ CALVIN Y. H. CHOW (Calvin Y. H. Chow) Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number

1	.1*	Form of Underwriting Agreement
3	.1†	Third Amended and Restated Certificate of Incorporation of Registrant, as amended
3	.1.1†	Amended and Restated Certificate of Incorporation to be in effect upon closing of this offering
3	.2†	Bylaws of Registrant
3	.2.1†	Amended and Restated Bylaws of Registrant to be in effect upon closing of this offering
4	.1†	Form of Specimen Stock Certificate
4	.2†	Second Amended and Restated Investors’ Rights Agreement by and between Registrant and the persons and entities listed on Exhibit A thereto, dated as of April 10, 2003
4	.2.1†	Waiver of Right of First Offer and Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement by and between Registrant, the Joining Parties, as defined therein, and the Majority Holders, as defined therein, dated as of September 4, 2003
4	.2.2†	Joinder Agreement by and between Registrant, Silicon Valley Bank and the Majority Holders, as defined therein, dated as of May 17, 2002
5	.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10	.1†	2001 Stock Plan, as amended
10	.2†	2004 Stock Plan
10	.3†	Form of Scientific Advisor Agreement entered into between the Registrant and its scientific advisory board members
10	.4†	Form of Indemnification Agreement entered into between the Registrant, its directors and officers
10	.5(1)	Form of License Agreement by and between Registrant and President and Fellows of Harvard College, effective as of October 4, 2001
10	.5.1(1)	Co-Exclusive License Agreement between the Registrant and President and Fellows of Harvard College, effective as of October 4, 2001
10	.5.2(1)	License Agreement by and between Registrant and President and Fellows of Harvard College, effective as of February 1, 2002
10	.5.3(1)	Exclusive License Agreement by and between Registrant and President and Fellows of Harvard College, effective as of October 2, 2002
10	.5.4(1)	Exclusive License Agreement by and between Registrant and President and Fellows of Harvard College, effective as of April 25, 2003
10	.6†	Lease Agreement by and between Registrant and ARE-2625/2627/2631 Hanover, LLC, dated as of January 30, 2002
10	.6.1†	First Amendment to Lease Agreement by and between Registrant and ARE-2625/2627/2631 Hanover, LLC, dated September 27, 2002
10	.7†	Loan and Security Agreement by and between Registrant and Silicon Valley Bank, dated as of May 17, 2002
10	.8(1)	License Agreement for Nanocrystal Technology by and between Registrant and the Regents of the University of California through the Ernest Orlando Lawrence Berkeley National Laboratory, effective as of November 9, 2002
10	.8.1(1)	Amendment A to the License Agreement by and between Registrant and the Regents of the University of California through the Ernest Orlando Lawrence Berkeley National Laboratory, effective as of March 20, 2003
10	.9(1)	Development Agreement by and between Registrant and Matsushita Electric Works, Ltd., effective as of November 18, 2002

Exhibit
Number

10	.9.1(1)	First Amendment to the Development Agreement by and between Registrant and Matsushita Electric Works, Ltd., effective as of February 18, 2004
10	.10(1)	Exclusive Patent License Agreement by and between Registrant and Massachusetts Institute of Technology, effective as of September 5, 2002
10	.10.1(1)	Amendment One to the Exclusive Patent License Agreement by and between Registrant and Massachusetts Institute of Technology, effective as of December 13, 2002
10	.10.2(1)	Amendment Two to the Exclusive Patent License Agreement by and between Registrant and Massachusetts Institute of Technology, effective as of March 12, 2003
10	.11(1)	Patent License Agreement by and between Registrant and the Trustees of Columbia University in the City of New York, effective as of May 20, 2003
10	.12(1)	Master Marketing and Business Development Agreement by and between Registrant and Science Applications International Corporation, effective as of July 9, 2003
10	.13(1)	Development Agreement by and between Registrant and In-Q-Tel, Inc., effective as of September 4, 2003
10	.14(1)	Cooperative Development Agreement by and between Registrant and Intel Corporation, effective as of December 15, 2003
10	.15(1)	Cooperative Development Agreement by and between Registrant and E.I. du Pont de Nemours and Company, effective as of January 22, 2004
10	.15.1(1)	Amendment A to Cooperative Development Agreement by and between Registrant and E.I. du Pont de Nemours and Company dated April 21, 2004
10	.15.2†	Amendment B to Cooperative Development Agreement by and between Registrant and E.I. du Pont de Nemours and Company dated May 17, 2004
10	.16.(1)†	Exclusive License Agreement by and between Registrant and The Regents of the University of California, effective as of May 31, 2002
10	.17†	Nanosys/CW Group/Lawrence A. Bock Status Agreement by and among Registrant, CW Group, Inc., CW Ventures III, L.P., CW Ventures III-A Co-Investment Fund, L.P., J.P. Morgan/CW Ventures III (Nanosys), L.P., and CW Partners IV, L.L.C., Barry Weinburg, Walter Channing and Charles Hartman, effective as of February 10, 2004
23	.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24	.1†	Power of Attorney

*	To be filed by amendment.

†	Previously Filed.

(1)	Pursuant to a request for confidential treatment, portions of the Exhibit have been redacted from the publicly filed document and have been furnished separately to the SEC as required by Rule 406 under the Securities Act.